UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2023

Ultragenyx Pharmaceutical Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36276	27-2546083
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Leveroni Court
Novato, California		94949
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 415 483-8800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	RARE	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 12, 2023, Ultragenyx Pharmaceutical Inc. (the “Company”) announced that Howard Horn has been appointed as the Company’s Chief Financial Officer and Executive Vice President, Corporate Strategy, effective as of October 16, 2023 (the “Effective Date”).

Mr. Horn, age 46, previously served as Executive Vice President and Chief Financial Officer at Vir Biotechnology, Inc., a biotechnology company, from March 2017 to April 2023. Prior to his role at Vir Biotechnology, Mr. Horn served as Vice President, Business Planning at Biogen, a biotechnology company, where he led Biogen’s resource allocation processes across all functions and regions and prior to that position, as Vice President, Strategic Corporate Finance, where he led Biogen’s corporate capital allocation processes. Mr. Horn previously held positions of increasing responsibility as a consultant in the Pharmaceutical and Medical Products Practice at McKinsey & Company, a management consulting company, and as an equity research analyst in the Life Sciences group at UBS Group AG, an investment banking firm. Mr. Horn holds a B.A. in Economics from Princeton University and an MBA from the Wharton School of the University of Pennsylvania.

Mr. Horn does not have any family relationship with any of the Company’s executive officers or directors, nor has he engaged in any related party transaction with the Company that would be required to be disclosed pursuant to Item 404 of Regulation S-K.

In connection with Mr. Horn’s appointment, the Company and Mr. Horn entered into an offer letter dated June 22, 2023 (the “Offer Letter”). Pursuant to the Offer Letter, Mr. Horn will receive an initial base salary of $590,000 per year and beginning in 2024, will be eligible to participate in the Company’s discretionary annual bonus program with a target bonus opportunity of 50% of his base salary, subject to the achievement of financial and other goals. In addition, the Company will provide Mr. Horn with a one-time sign-on bonus of $60,000, less applicable withholdings and subject to certain limitations. The Company also agreed to reimburse Mr. Horn for reasonable fees of his legal counsel incurred in connection with the negotiation of the Offer Letter. Subject to approval by the Company’s Compensation Committee of the Board of Directors, the Company will also grant Mr. Horn an equity award under the Company’s Employment Inducement Plan (the “Plan”) with a target value of $6.0 million, comprised 50% of options to purchase shares (“Options”) of the Company’s common stock and 50% of restricted stock units (“RSUs”). The number of Options will be calculated using the Black-Scholes Value of the trailing 30 trading day average stock price on the grant date. The number of RSUs will be calculated using the trailing 30 trading day average stock price on the grant date. The exercise price for the Options will be set at the closing price of the Company’s common stock on the Nasdaq Global Select Market on the grant date. The Options will vest over four years, with 25% of the Options vesting on the first anniversary of the date of grant, and 1/48th of the Options vesting monthly thereafter. The RSUs will vest annually over a four-year period from the date of grant. Vesting of the Options and RSUs will be subject to Mr. Horn’s continued employment by the Company. The Options and RSUs will be governed by the Company’s standard form of award agreements and the Plan. Mr. Horn will also be eligible to receive an annual equity award in 2024 pursuant to the Company’s annual equity award grant program, with the amount of such grant determined by the Company in its sole discretion.

In the event Mr. Horn is terminated by the Company without Cause (as defined in the Offer Letter) and not as a result of his death or disability, or if Mr. Horn resigns due to a Constructive Termination (as defined in the Offer Letter), he will be entitled to the following severance benefits: (i) extension of the exercise period applicable to any options to purchase the Company’s stock held him at the time of his employment termination until 12 months from the date of such termination (or, if earlier, until the expiration of the term of the option set forth in the applicable option award agreement), (ii) the sum of 12 months of his base salary and his target bonus for the year in which the termination occurs; and (iii) reimbursement for monthly COBRA premiums for the 12 month-period following his termination (or, if earlier, until, the date he becomes eligible to receive coverage from another employer or loses COBRA eligibility).

In addition, if the qualifying termination occurs on or within 18 months following a Covered Transaction (as defined in the Company’s 2023 Incentive Plan), Mr. Horn will instead be entitled to receive: (i) accelerated vesting of any unvested equity-based compensation granted to him, (ii) extension of the exercise period applicable to any options to purchase the Company’s stock held him at the time of his employment termination until 12 months from the date of such termination (or, if earlier, until the expiration of the term of the option set forth in the applicable option award agreement), (iii) the sum of 18 months of his base salary and 1.5 times his target bonus for the year in which the termination occurs; and (iv) reimbursement for monthly COBRA premiums for the 18 month-period following his termination (or, if earlier, until, the date he becomes eligible to receive coverage from another employer or loses COBRA eligibility).

The foregoing description of the Offer Letter is only a summary and is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which is filed as Exhibit 10.1 and incorporated by reference herein.

The Company will enter into its standard form of indemnification agreement with Mr. Horn, which will require the Company to indemnify Mr. Horn against certain liabilities that may arise as a result of his status or service as an executive officer of the Company. The description of the Company’s standard form of indemnification agreement is qualified in its entirety by reference to the full text of the form of indemnification agreement, a copy of which is filed as Exhibit 10.72 to the Company’s Annual Report on Form 10-K filed with the SEC on February 17, 2023.

Item 7.01 Regulation FD Disclosure.

A copy of the Company’s press release regarding the matters described in this report has been furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

The information in this report furnished pursuant to Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended, if such subsequent filing specifically references the information furnished pursuant to Item 7.01 of this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Offer Letter between Howard Horn and Ultragenyx Pharmaceutical Inc. dated June 22, 2023.
99.1	Press Release, dated July 12, 2023.
104	The cover page from the Company’s Current Report on Form 8-K dated July 11, 2023 formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ultragenyx Pharmaceutical Inc.

Date:	July 12, 2023	By:	/s/ Emil D. Kakkis
Emil D. Kakkis, M.D., Ph.D. President and Chief Executive Officer